Exhibit 24.1

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-_____) and related Prospectus of Fruit of the Loom, Inc. for the registration of 300,000 shares of Class A Common Stock and the incorporation by reference therein of our report dated February 2, 1993 with respect to the consolidated financial statements and schedules of Fruit of the Loom, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1992, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young

                                                ERNST & YOUNG


Chicago, Illinois
January 21, 1994